EXHIBIT 11

                            DOCUCON, INCORPORATED

                      COMPUTATION OF EARNINGS PER SHARE

                                 (Unaudited)

                                                             THREE MONTHS                     SIX MONTHS
                                                             ENDED JUNE 30                    ENDED JUNE 30
                                                    ----------------------------    -------------------------------
                                                         1997           1996            1997                1996
                                                    ------------    ------------    ------------       ------------
COMPUTATION OF PRIMARY EARNINGS (LOSS) PER SHARE:
   Net income ...................................   $     62,099    $    213,403    $     17,999       $    232,665
     Less- Preferred stock dividend requirements         (11,688)        (14,438)        (24,751)           (28,876)
                                                    ------------    ------------    ------------       ------------
        Net income (loss) applicable to common
         stockholders used for computation ......   $     50,411    $    198,965    $     (6,752)      $    203,789
                                                      ==========      ==========      ==========         ==========
WEIGHTED AVERAGE NUMBER OF SHARES OF
  COMMON STOCK OUTSTANDING ......................     12,437,587      11,893,168      12,381,009         11,885,102

WEIGHTED AVERAGE INCREMENTAL SHARES
  OUTSTANDING UPON ASSUMED CONVERSION
  OF OPTIONS AND WARRANTS .......................        381,437         706,717            --              586,896
                                                    ------------    ------------    ------------       ------------
WEIGHTED AVERAGE COMMON SHARES AND
  COMMON SHARE EQUIVALENTS USED
  FOR COMPUTATION ...............................     12,819,024      12,599,885      12,381,009         12,471,998
                                                      ==========      ==========      ==========         ==========
PRIMARY INCOME (LOSS) PER COMMON
  SHARE AND COMMON SHARE EQUIVALENT .............   $      --       $        .02    $       --         $       .02
                                                      ==========      ==========      ==========         ==========
COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE:
   Net income ...................................   $     62,099    $    213,403    $     17,999       $    232,665
   Preferred stock dividend requirements ........        (11,688)        (14,438)        (24,751)           (28,876)
   Decrease in net income applicable
     to common stock for-
       Preferred stock dividends not incurred
         upon assumed conversion of preferred
         stock ..................................         11,688          14,438          24,751             28,876
                                                    ------------    ------------    ------------       ------------
        Net income available to common
         stockholders used for computation ......   $     62,099    $    213,403    $     17,999       $    232,665
                                                      ==========      ==========      ==========         ==========
WEIGHTED AVERAGE NUMBER OF SHARES OF
  COMMON STOCK OUTSTANDING ......................     12,437,587      11,893,168      12,381,009         11,885,102

WEIGHTED AVERAGE INCREMENTAL SHARES
  OUTSTANDING UPON ASSUMED CONVERSION
  OF OPTIONS AND WARRANTS .......................        381,437         706,717         498,069            586,896

WEIGHTED AVERAGE INCREMENTAL SHARES
  OUTSTANDING UPON ASSUMED CONVERSION
  OF THE PREFERRED STOCK ........................        566,661         699,993         598,529            699,993
                                                    ------------    ------------    ------------       ------------
WEIGHTED AVERAGE SHARES USED FOR
  COMPUTATION ...................................     13,385,685      13,299,878      13,477,607         13,171,991
                                                      ==========      ==========      ==========         ==========
INCOME PER COMMON SHARE AND COMMON
  SHARE EQUIVALENT ASSUMING FULL DILUTION .......   $      --(a)    $        .02(a) $       --(a)      $        .02(a)
                                                      ==========      ==========      ==========         ==========

(a) This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K although it is not required by APB Opinion No. 15 because it results in dilution of less than 3 percent or is antidilutive.